UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
August 20, 2008
Date of Report
(Date of earliest event reported)
HCC Insurance Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13790	76-0336636
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)
13403 Northwest Freeway
Houston, Texas 77040-6094
(Address of principal executive offices, including zip code)
(713) 690-7300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d). Election of Directors.
Robert A. Rosholt, 58, was elected to our Board of Directors on August 20, 2008. He is the former Chief Financial Officer for Nationwide Mutual Insurance Company, where he was responsible for Finance, Investments and Strategy from September 2002 to April 2008. Prior to joining Nationwide, Mr. Rosholt served as Executive Vice President and Chief of Operations at the risk services unit of Aon Corporation, a leading global provider of risk management services, insurance and reinsurance brokerage and human capital consulting, from September 2000 to October 2002. Mr. Rosholt also served as Chief Financial Officer at First Chicago Corporation and its successor companies including Bank One, from June 1974 to May 2000, where he had oversight for capital and asset liability management as well as proprietary investment activities. Rosholt holds a bachelor’s degree from St. Olaf College, Northfield, Minn., and a master’s degree in business administration from the University of Rochester. He is a director of Abercrombie & Fitch Co. (NYSE symbol: ANF) and Nationwide Bank, a federally chartered savings bank.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCC Insurance Holdings, Inc.
Dated: August 26, 2008	By:	/s/ Frank J. Bramanti
Frank J. Bramanti
Chief Executive Officer